LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT OF LEASE

This Lease Assignment and Assumption Agreement and Third Amendment of Lease dated March 30, 2000 is hereby made a part of that certain LEASE and FIRST ADDENDUM TO LEASE dated September 16, 1983, the SECOND ADDENDUM TO LEASE AGREEMENT dated October 20,1983, the SECOND ADDENDUM TO LEASE AGREEMENT dated February 20, 1984, AMENDMENT TO LEASE dated July 16, 1992, ASSIGNMENT CONSENT dated December 7, 1993, SECOND AMENDMENT TO LEASE dated September 20, 1995 and ESTOPPEL CERTIFICATE dated September 20, 1995, (collectively hereinafter referred to as "the Lease") for the real property located at 107 South First Street, Burbank California (hereinafter the "Premises"), by and between C & P Properties #1, a California limited partnership (hereinafter, "Landlord"), Performance Restaurant Group, Inc. a Ohio corporation (hereinafter, "Assignor"), and Cl&ago Pizza & Brewery, Inc., a California corporation (hereinafter, "Tenant").

It is agreed that should there be any conflict between the provisions of This Lease Assignment and Assumption Agreement and Third Amendment of Lease and that certain LEASE and FIRST ADDENDUM TO LEASE dated September 16, 1983, the SECOND ADDENDUM TO LEASE AGREEMENT dated October 20, 1983, the SECOND ADDENDUM TO LEASE AGREEMENT dated February 20, 1984, AMENDMENT TO LEASE dated July 16, 1992, ASSIGNMENT CONSENT dated December 7, 1993, SECOND AMENDMENT TO LEASE dated September 20, 1995 and ESTOPPEL CERTIFICATE dated September 20, 1995, the provisions of this Lease Assignment and Assumption Agreement and Third Amendment of Lease shall prevail.

IT IS AGREED:

A)  Assignment,  Assumption  and ConsentTenant hereby agrees to assume of all of
    ------------------------------------
the obligations under the Lease, and Landlord hereby consents to the assignment of the Lease to Tenant by Assignor. Upon full execution of this Lease Assignment and Assumption Agreement and Third Amendment of Lease, Tenant shall assume any and all rights and obligations under the Lease. Such Assignment shall be effective as of March30,2000 (hereinafter, the "Assignment Date").
                   --------

IT IS FURTHER AGREED THAT THE FOLLOWING SECTIONS OF THE LEASE WILL BE MODIFIED AS PROVIDED HEREIN:

B) Section 1. of the Lease dated September 16, 1983, is hereby stricken in it's entirety, and replaced with the following:

"  1.  Premises.The Premises consists of the following: approximately 21,000 sq.
       ---------
ft. of land as more particularly described in Exhibit "B" attached hereto and incorporated herein by this reference and depicted in red on the revised Exhibit "A"; the improvements (hereinafter defined) thereon as herein provided; an exclusive right of use the parking spaces around the Restaurant within the area depicted in green on the revised Exhibit "X'; and a non-exclusive right to use no less than 150 parking spaces within the adjacent office parking area depicted in yellow on the revised Exhibit "N' for use on weekends and on weekdays after 5:30 PM, as provided for in section 5 herein."

Q. Section 2 of the Lease dated September 16, 1983, is hereby stricken in it's entirety, and replaced with the following:

2. "Construction.
   --------------

     2.1 Plans. Assignor has previously constructed or cause to be constructed, a building, landscaping and related improvements (collectively the "Improvements") for the Premises according to plans and specifications previously prepared by Assignor.
The Improvements consist of a restaurant, cocktail lounge, discotheque and patio in a building containing ' approximately 11,000 sq. ft. Tenant may make certain improvements, modifications or alterations to the premises at its sole cost and expense, subject to Landlord's approval, according to plans and specifications to be prepared by
Tenant at its expense (hereinafter, "Plans").

     2.2  Approval  ofPlans.  Landlord  shall  have 15 days after receipt of the
          ------------
Plans from Tenant within which to review and approve them. If Landlord notifies Tenant of Landlord's disapproval of the Plans, then Landlord shall advise tenant of the reasons for the disapproval and the items that must be modified, whereupon Landlord and Tenant shall meet and confer so as to modify the plans to be acceptable to both Landlord and tenant. Upon approval of the Plans by Landlord and Tenant, Tenant shall submit the Plans to the City and all other necessary governmental authorities and shall proceed diligently to obtain all requisite governmental approvals. If modifications are required to obtain such governmental approvals, Tenant shall prepare such modifications and the Plans shall be resubmitted for governmental approval.

     2.3 Construction. Tenant shall cause construction of any modification or alteration of the Improvements to be commenced as soon as possible after the obtaining of governmental approval. Tenant shall undertake such construction in a manner that does not adversely effect the operation OF THE ADJACENT OFFICE WILDING, or impede or restrict access and traffic flow to and from the Premises.

     2.4  Construction  Costs.Tenant  shall pay any and all cost associated with
          --------------------
the improvement, modification ' or alteration of the Premises, and shall keep the Premises free of mechanics' and materialmens' liens. Landlord is not, nor shall Landlord be construed to be, the agent of Tenant for any purpose whatsoever. At its expense, Tenant shall have the right at any time to post the Prernises with appropriate notices of liquor license application, other notices as Tenant may deem appropriate, and lawful signs in size, content and at such locations as tenant may deem appropriate to advertise the pending opening of the restaurant. During construction, Landlord shall have the right to conduct inspections and review construction progress."

D).  Late  Charges,Section 3 of the Assignment Consent dated December 3, 1993 is
     --------------
hereby  stricken  in  it's  entirety,  and  replaced  with  the  following:

"3. Late Charges. Tenant hereby acknowledges that late payment by Lessee to Lessor of Base Rent, or other sums due hereunder will cause Lessor to incur costs not contemplated by tl-~s Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Office Building Project. Accordingly, if any installment of Base Rent, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after written notice such amount is past due, then, without any further requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder."

E) Parking,Section 5 (Termination Provisions) (including subsections 5.1 through
   --------
5.10) of the Lease dated September 16, 1983, is hereby stricken in it's entirety, and replaced with the following:

"5. Parking.
    --------

5.1 Parking During Daytime OperationsDuring Daytime Operations (11:00 AM through
    ---------------------------------
3:00 PM, Monday through Friday) Tenant shall have the exclusive right to use the parking spaces around the Restaurant within the area depicted in green on the revised ExIdbit "N'. During Daytime Operations, Tenant shall engage the services of a qualified valet service to park the cars of restaurant patrons in said parking spaces on a "mandatory valet" basis.

5.2  Parking  During  Evening  and  Weekend OperationsDuring Evening and Weekend
     -------------------------------------------------
Operations (5:30 PM through Midnight Monday through Friday and on weekends), Tenant shall have the exclusive right of use the parking spaces around the Restaurant within the area depicted in green on the revised Exhibit "N', and the non-exclusive right to use no less than 150 parking spaces within the adjacent office parking area depicted in yellow on the revised Exhibit "A". During Evening and Weekend Operations, Tenant shall engage the services of a qualified valet service to park the cars of restaurant patrons in said parking spaces on a "non-mandatory valet" basis, whereby restaurant patrons would have the option of either valet parking, or "self parking" their vehicles. However, in the event that Landlord determines in it's sole discretion that "self parking' by restaurant patrons is creating operational problems, increases insurance rates, or other problems as Landlord may perceive, then Landlord shall have the right to require Tenant to eliminate patron "self parking", and require mandatory valet service during Evening and Weekend Operations as well as during Daytime Operations.

5.3  Valet  Parking Service QualificationsTenant shall engage the services of an
     -------------------------------------
experienced and reputable valet parking service who shall thereafter be the subcontractor of Tenant. Prior to the commencement of operations, Tenant shall secure from the valet parking service sub-contractor evidence of Comprehensive General Liability Insurance with a Broad Form Liability Endorsement in an amount of not less than $1,000,000 per occurrence of bodily injury and property damage, Workers Compensation and Employer Liability Coverage at statutory limits, and other insurance coverage as may be reasonably required by Landlord naming Landlord as an additional insured, and valet parking service sub-contractor shall keep such insurance coverage in full force and effect throughout the term of this Lease, Further. Tenant shall ensure that valet parking service sub-contractor complies with any and all reasonable rules and regulation issued by Landlord."

F).  Use,Section  6 of the Lease dated September 16, 1983, is hereby stricken in
     ----
it's  entirety,  and  replaced  with  the  following:

" 6. Use Tenant may use the Premises for the operation of a restaurant, micro brewery, cocktail lounge and other uses incidental thereto. After the Commencement date, Tenant shall keep the Premises open for business not less than 350 days each calendar year, from 11:00 am to 11:00 PM, however tenant may, at Tenants option, extend its hours past 11: 00 PM but in no event shall Tenant remain open past 2: 00 AM. This provision shall not apply if the Premises shall be closed and the business temporarily discontinued on account of strikes, walkouts, damage to building or equipment, the suspension or loss of the liquor or other governmental permits or licenses or any other cause beyond the reasonable control of Tenant, whether permit of the same or any other nature. Tenant may close for any reasonable period to remodel or renovate the premises. Tenant shall not use or permit the use of the Premises in any manner that will create waste or violate applicable law."

G).  Minimum  Annual  Rent,Section 7.1 of the Lease dated September 16, 1983, is
     ----------------------
hereby  stricken  in  it's  entirety,  and  replaced  with  the  following:

     7.1 Minimum Annual RentTenant shall pay to Landlord, at Landlord's address,
     -----------------------
a minimum annual rent of $210,000.00, payable in twelve equal monthly installments of $17,500.00 each, on the first day of each month of the lease term. Such Minimum Annual Rent shall be paid by Assignor through the Assignment Date, and shall be paid by Tenant thereafter."

H). Gross SalesDefined, Sub-section 7.2.2 of the Lease dated September 16, 1983,
    -----------
is  hereby  stricken  in  it's  entirety,  and  replaced  with  the  following:

     '72.2  Gross  Sales  DefinedThe term "Gross Sales" shall mean the aggregate
            ---------------------
amount of all sales, whether for cash, credit, or otherwise, of food, beverages, goods, articles, any other merchandise and all charges for services performed, made and rendered in, about or in connection with the Premises by Tenant, including off-Premises sales and moneys derived at or away from the Premises made in connection with the operation thereof, plus the net amount of all receipts by Tenant from all sales made or performed by means of mechanical or other vending devices except tobacco vending machines and pay telephones. Gross sales shall be reduced by uncollectable accounts previously included in Gross sales, but not to exceed one percent (1%) of sales, per year. Gross Sales shall not include any federal, state, municipal or other sales, value added, retail, excise or similar taxes paid or incurred by Tenant whether such taxes are collected from customers or absorbed by Tenant; discounts from sales to employees; complimentary meals; tips or gratuities; proceeds of insurance policies received by Tenant; condemnation awards; bulk and intercompany transfers of food or inventory; proceeds from the sale of used restaurant equipment, fixtures or any other property that is not merchandise; or payments for gift certificates or like vouchers."

1)  Sales  Statements  and  Adjustments,Sub-section  7.2.3  of  the  Lease dated
    ------------------------------------
September  16,  1983, is hereby stricken in it's entirety, and replaced with the
   ----
following:

"7.2.3  Sales  Statements  and  AdjustmentsWithin  45 days after the end of each
        -----------------------------------
threemonth period of each Lease Year (a "Lease Quarter"), Tenant shall deliver to Landlord a statement signed by an officer or manager of Tenant setting forth Tenant's Gross Sales for the prior Lease Quarter and Tenant shall pay to Landlord the percentage rent due for that Lease Quarter as provided in Paragraph
7.2. 1. In calculating the percentage rent that is due, tenant shall base such calculations on Tenant's accumulated business volume and accumulated rental payments from the beginning of each Lease year. If such calculations shall show a percentage rental owing for the preceding Lease Quarter, then Tenant shall pay such amount with the statement of Tenant's Gross

Sales. If such accumulated rent calculation shall show a credit due tenant on account of percentage rent paid for preceding Lease Quarters of the Lease Year, then Landlord shall reimburse Tenant for such amounts due and if Landlord shall fail to make such reimbursement forthwith, then without limitation upon any of the rights that Tenant may have, Tenant shall have the right to deduct the amounts from the next rental payments of any kind due to Landlord as they shall fall due. Within 60 days after the close of each lease Year, Tenant shall furnish to Landlord a statement of Tenant's Gross Sales for such entire Lease Year and a computation of the rent previously remitted to Landlord for such Lease Year. If the rent theretofore paid by Tenant for such Lease Year shall be less than the total amount of rent so computed to be due, Tenant shall pay the difference to Landlord at that time. If such cumulative calculations shall show a credit due tenant on account of percentage rent paid for preceding Lease Quarters of the Lease Year, then Landlord shall reimburse Tenant for such amounts due, and if landlord shall fail to make such reimbursement forthwith, then without limitation to any other rights which Tenant may have, Tenant shall have the right to deduct the amounts from the next rental payments due to Landlord as they shall fall due. Notwithstanding the forgoing, during the first Lease year, the last year of the Lease Term, or during any other partial Lease Year, including any year after a period in which the Restaurant facility has been closed, the Percentage Rent due shall be calculated based upon a partial year basis, whereby the Percentage Rent due shall be equal to the amount by which six percent (6%) of Tenants monthly Gross Sales exceed the Tenant's Minimum Monthly Rent due for the same period. Tenant shall keep at the Premises, or at the p~incipal offices of Tenant full and accurate books of account, records, cash receipts, and other pertinent data showing its Gross Sales. Such books of account, records, cash receipts, and other pertinent data shall be kept for a period of two years after the end of the Lease Year to which such items are applicable. Landlord shall be entitled during the term of this Lease to inspect and examine other pertinent data so that Landlord can ascertain Tenant's Gross Sales. Tenant shall cooperate fully with Landlord in making the inspection. Landlord shall also be entitled; once during each Lease year and once within 60 days after expiration or termination of this Lease, to an independent audit of Tenant's books of account, records, cash receipts, and other pertinent data to determine Tenant's Gross Sales, by a certified public accountant to be designated by Landlord. The audit shall be limited to the determination of Gross sales, shall be conducted at the place at which the aforesaid books are usually kept, and shall be paid for by Landlord, except in any case when Tenant has understated sales by three percent or more, in which case, Tenant shall pay Landlord's reasonable costs of audit. If the audit shows that there is any deficiency in the payment of any percentage rent, the deficiency, plus interest thereon at the rate of ten percent per annum from the due date to the date of payment, shall become immediately due and payable unless the deficiency is 10 percent or more, in which event, unless it is the result of an unavoidable error, Tenant shall pay Landlord twice the amount, of the deficiency. Landlord shall keep any information gained from such statement, inspection or audit confidential and shall not disclose such information to any other person.

J).  Common  Areas,Sub-section  8.4  of  the  Lease dated September 16, 1983, is
     --------------
hereby  stricken  in  it's  entirety,  and  replaced  with  the  following:
    -

"8.4 Common AreasExcept as provided in Paragraphs 8.2 and 8.4, there shall be no
     ------------
charge, fee, or special assessment imposed on or payable by Tenant in regard to the common areas of the Commercial Complex provided, however, that at its cost, Tenant shall keep the Premises and grounds (as outlined red on the revised Exhibit "A") clean, well kept and well landscaped, and shall keep its exclusive Parking Area outlined in green on Exhibit "A" in a clean and swept condition and Landlord shall remove debris and bottles from the nonexclusive Parking Area for which Tenant shall pay to Landlord a fee of $250.00 per month. Such fee shall be paid with Rent."

K).  Notice,Section 19 of the Lease dated September 16, 1983, is hereby stricken
     -------
in  it's  entirety,  and  replaced  with  the  following:

"19. Notice Any notice, demand, request, consent, approval or communication that either party desires or is required to give the other party or any other person in connection herewith shall be in writing and either served personally or sent by certified mail, with return receipt requested or by a nationally recognized overnight delivery service. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth herein. Either party may change its address by notifying the other party of the change address.

Tenant:                            Landlord:
Chicago Pizza & Brewery, Inc.      C & P Properties #1, a California
A California Corporation           limited liability company
26131 Marguerita Pkwy, Ste. A      101 South First Street #400
Mission Viejo, California 92692    Burbank, CA 91502
Attn: President                    Attn: Michael Cusumano

Notice shall be deemed communicated upon the firstto occur of (i) actual receipt of the notice, or (ii) 24 hours after the time of mailing, if mailed as provided in this paragraph."

L).  Surrender  ofPremises,  Sub-section  25.1  of the Lease dated September 16,
     -------------
1983,  is  hereby  stricken  in  it's entirety, and replaced with the following:

"25.1  Surrender  of  PremisesOn  expiration  or termination of the term, Tenant
       -----------------------
shall surrender to Landlord the Premises and all of Tenant's improvements and alterations in good condition (except for ordinary wear and tear occurring after the last necessary maintenance made by Tenant and destruction to the Premises as discussed herein), and, except for alterations or improvements that Tenant has the right to remove under any provisions of this Lease. Tenant may remove all its  Trade  Fixtures  within  a  thirty  (30)
day period prior to the above-stated time. Tenant shall perform all restorations made necessary by the removal of any alterations, improvements, or Trade Fixtures within the time periods stated in this paragraph."

M). Common AreaSub-section 26.1 of the Lease dated September 16, 1983, is hereby
    -----------
stricken  in  it's  entirety,  and  replaced  with  the  following:

"26.1  Commercial  Complex.The  Premises  is  located  within and is part of the
       --------------------
Commercial Complex as described in Recital A. The Commercial Complex shall include the Premises, the Parking Area, additional parking, an office building, driveways, sidewalks and other common area as depicted on revised Exhibit A. Tenant shall have the right to use the driveways, sidewalks and other common area (collectively, "Common Area") jointly with other tenants of the Commercial Complex during the lease terms without any additional charge or fee."

N). Exhibit A Exhibit A is hereby deleted in it's entirety, and replaced with the revised Exhibit 'A' and attached hereto.

0). Exhibit C Exhibit C is hereby deleted in its entirety.

P). Section 30, Transfer Costs.The following Section 30 is added to the Lease.
                ---------------

"30.  Transfer  CostsThe  assignment, assumption and transfer of this Lease from
      ---------------
Assignor to Tenant and the related modification of this Lease is being undertaken by Landlord as an accommodation to Assignor and Tenant, and Landlord shall assume no cost associated herewith. Further, any and all direct third party costs incurred by Landlord associated with the assignment, assumption and transfer of this Lease to Tenant, or t1iis Lease Assignment and Assumption Agreement and Third Amendment of Lease, (such as fee charged by Landlord's Lender, legal fees, etc.) shall, be reimbursed to Landlord equally by Assignor and Tenant. In addition to any such fees which shall be reimbursed from Assignor and Tenant to Landlord, Assignor shall pay to Landlord a "Transfer Fee" in the amount of $5,000.00 to reimburse Landlord for it's internal costs and expenses associated with drafting this Lease Assignment and Assumption Agreement and Third Amendment of Lease, and in consideration of the modifications made to this Lease. Said Transfer Fee shall be paid concurrently with the execution of this Agreement."

P). Section 3 1. Headings. The following Section 31 is added to Lease.

"3 1. Headings. The headings for paragraphs, article and sections of this Agreement are inserted for convenience only and do not constitute part of this Agreement and shall not be used in it's construction."

Q). Section 32. Mutual Contribution. The following Section 32 is added to Lease.

"32. Mutual Contribution. This Agreement has been drafted on the basis of the parties Mutual contributions of language and it is not to be construed against any party as being the drafter (or causing the drafting) of this Agreement."

Except as modified herein, the provisions of the Lease shall remain in full force and effect in accordance with the terms provided therein.

Landlord

C & P Properties #1, a California limited partnership by Charles Cusumano Corporation, a California corporation it's general partner by Charles P.Cusumano

President

Assignor

Performance Restaurant Group, Inc. an Az corporation

by_

it's  President
     ----------

Tenant

Chicago Pizza & Brewery, INC., A CALIFORNIA CORPORATION

by  /s/Ernest T. Klinger
    --------------------

it's    President
        ---------

2

3
     LEASE AGREEMENT
     ---------------
4

5

6

7

    CHARLES P. CUSUMANO and DIANNA J. CUSUMANO,
8   husband and wife,
9   collectively, Landlord
11

12
13
14

15

BOBBY MCGEEIS CONGLOMERATION OF LONG BEACH, INC.,

16 a California corporation, Tenant

LEASE INDEX
-----------

2

Paragraph     Description                  Page

3

              Premises                        1

4

     2.       Construction                    1

5

          2.1          Plans                  1

6

          2.2          Approval of Plans      2

7

          2.3          Construction           2

8

          2.4          Construction Costs     3

9

          2.5          Warranty               3

10

     3.          Term                         3

11

          3.1          Primary Term           3

12

          3.2          Lease Year             3

13

          3.3          Commencement Date      3

14

          3.4          Extension Term         4

15

     4.     Guaranty                          4

16

     5.     Termination conditions            4

17

     5.1     Zoning                           4

18

     5.2     Approvals                        4

19

     5.3     Parking                          4

20

     5.4     Licenses                         5

21

     5.5     Title                            5

22

     5.6     Tests                            5

23

     5.7     Utilities                        5

24

     5.8     construction                     5

25

     5.9     Access                           5

     26
               5.10     signs                 5
     27
     28     6.          Use                   5
     29     7.          Rent                  6

     7.1     Minimum Annual Rent   1          6

30

31

          7.2     PERCENTAGE RENT             6
          7.3     PREPAID Rent     a

2

     8.          Taxes; Assessments           8

3

          8.1     Personal Property Taxes     8

4

          8.2     Real Property Taxes         8

5

          8.3     Substitute Taxes            9

6

          8.4     Common Areas                9

7

     9.          utilities and services       9

8

     10.          Trade Fixtures              9

9

     11.          Alterations                 9

10

     12.          Maintenance and Repair     10

11     1 '
     13.          Exculpation; Indemnity; Insurance     10

12

          13.1     Exculpation of Landlord     10

13

          13.2     Indemnity                   10

14

13.3     Public Liability and Property

     15
                    Damage Insurance               10
     16
               13.4     Tenant's Fire Insurance    11
     17
               13.5     Fire Insurance for Improvements     11
     18
               i3.6     Payment of Premiums        11
     19
               13.7     Waiver of Subrogation      11
     20
               13.8     other Insurance Matters    12
     21
          14.          Destruction of Premises     12
     22
     23          14.1     Risk Covered by Insurance     12

     14.2     Risk Not Covered by Insurance     .   12

24

          14.3     Termination                      12
     25
     26     14.4     Proration                      13
          14.5     Restoration of Premises          13
     27

28     14.6     Procedure for Restoring

     Premises                                       14

29

30

     15.          Condemnation                      15
          15.1     Definitions                      15

2

15.2     Parties' Rights and obligations

3

          to be Governed by Lease                   15

4

     15.3     Total Taking                          15

5     1
     15.4     Partial Taking                        16

6

15.5     Restoration of and Addition to

7

               Premises and other Areas              17

8

          15.6     Award - Distribution              17

9

     16.          Assignment                         17

10

          16.1     Voluntary                         17

11     n

          16.2     Involuntary     is

12

     17.          Default                            18

13

          17.1     Tenant's Default                  18

14

          17.2     Landlord's Remedies               19

15

          17.3     Appointment of Receiver           19

16

          17.4     Landlord's Default                19

18.     Subordination; Estoppel; Quiet

18

               Enjoyment                             19

19

          18.1     Subordination                     19

20

          18.2     Estoppel Certificates             20

21

          18.3     Quiet Enjoyment                   20

22

     19.          Notice                             20

23

     20.          waiver                             21

24

     21.          Quitclaim Deed                     21

25

     22.          Sale or Transfer of Premises       21

26

     23.          Attorneys' Fees                    21

27
28 24.     Waiver of Landlord's Lien - Tenant's
29     Property                                      21

30
31
32
     -iii-

25.     Surrender of Premises; Holding

               Over                                  22

2

          25.1     Surrender of Premises             22

3

          25.2     Holding over                      22

4

     26.          Common Area                        22

5     1

          26.1     Commercial Complex                22

6

          26.2     Maintenance                       23

7

     27.          Memorandum of Lease                23

8

     28.          Miscellaneous Provisions           23

9

          28.1     Time of Essence                   23

10

          28.2     Consent of Parties                23

11

          28.3     Corporate Authority               23

12

          28.4     Successors                        23

13

28.5     Rent Payable in United States

14

     Currency                                        24

15

28.6     Status of Parties on

     1'
                    Termination of Lease             24
     17
               28.7'     Exhibits                    24
     18
               28.8     Negation of Partnership      24
     19
     20          28.9     Brokerage                  24
          29.          Interpretation of Lease       24
     21
               29.1     State Law                    24
     22

23     29.2     integrated Agreement;

     modification                                    24

24

29.3     Provisions are Covenants and

     25
                    Conditions                       24
     26
               29.4     Definitions                  24
     27
     28          29.5     Captions                   25
     29          29.6     Singular and Plural                25
     30          29.7     Joint and Several Obligations-     25
               29.8     Serveability     25
     31
     32     30.          Addresses of Landlord and Tenant    26

I     LEASE AGREEMENT

2     THIS LEASE IS EXECUTED AS of the L     day of

     September,     1983, by and between CHARLES P. CUSUMANO and
3     DIANNA J.     CUSUMANO, husband and wife, dealing with their
     community property, collectively as the "Landlord," and BOBBY
4     McGEE'S CONGLOMERATION OF LONG BEACH, INC., a California
     corporation, as the "Tenant."
5
     RECITALS:
6
          A. Landlord is negotiating with the. Redevelopment
7     Agency of the City of Burbank (the "Agency") to enable
     Landlord to serve as the developer of a commercial office,
8     restaurant and parking complex (the "Commercial Complex") to be construct6d on approximately 88,000 sq. ft. of land within
9     the City Centre Redevelopment Project (the "Centre") of the
     City of Burbank,. California. The Commercial Complex is
10     depicted in the site plan attached hereto as Exhibit "All and

11     incorporated herein by this reference.

          B.     Landlord anticipates and shall exercise their
12     best efforts     and due diligence to cause a Disposition and
     Development Agreement and all other requisite instruments
13     (collectively     "Agency Development Agreements") to be entered
     into between     Landlord and the Agency within 120 days of this
14     date and by which Landlord shall acquire fee title to and
     shall be     allowed     to commence the construction of the
15     commercial complex.
16          C.     Tenant has agreed to construct and operate the
     restaurant portion of the Commercial Complex in accordance

17     with the-provisions of this Lease.

1

18 THEREFORE, in consideration of the Recitals and the mutual' covenants herein contained, Landlord leases to Tenant

19     the Premises (hereinafter described) for the purposes and

20     pursuant to the provisions herein set forth.

AGREEMENTS:
-----------

21
         1.     Premises.
22
      The Premises consists of the following: approx--
23 imately 21,000 sq. ft. of land as more particularly described in Exhibit "B" attached hereto and incorporated herein by 24 this reference and depicted in red on Exhibit "All; the

Improvements (hereinafter defined) which shall be constructed

25     thereon as herein provided; an exclusive right of use and easement in the
75 parking spaces to be constructed by Land

26     lord as closely to the Premises as is feasible approximately within the area depicted in green on Exhibit "All; and a non

27     exclusive right of use and easement in the 135 parking spaces to be constructed by Landlord approximately within the area

28     depicted in blue on Exhibit "A".

29     2.     Construction.

30          2.1 Plans. Subject to Landlord's obligation
     to pay its portion of the Improvements Cost as defined in

31     Exhibit "C" attached hereto and incorporated herein by this reference,
Tenant shall construct, or cause to be

32     constructed, a building, landscaping and related improvements
(collectively the "Improvements") for the Premises according

I     to plans and specifications     (the "Plans") to be prepared by
     Tenant at its expense and to be submitted to Landlord within
2     30 days of this date. The Improvements shall be designed so as to accommodate the operation of a restaurant, cocktail
3     lounge and discotheque in a building containing approximately
     11,000 sq. ft.     In addition, in the areas depicted in green
4     and blue on Exhibit "All (the "Parking Area"),     at their
     expense, Landlord shall construct a parking area sufficient
5     to accommodate at least 210 automobiles, 76 within the area depicted in green (for the exclusive use of Tenant) and 135
6     within the area depicted in blue (for the nonexclusive,
     shared use of Tenant). The Parking Area and necessary
7     paving, striping, driveways and landscaping shall be built in a manner satisfactory to Tenant, in accordance with the
8     requirements of the Agency and the standards generally
     applicable to the Centre and shall be completed on or before
9     the completion of the Improvements. Landlord shall
     bear all of the costs of constructing the Parking Area and
10     none of those costs shall be included within the Improvements
     Cost.
          2.2 Approval of Plans. Landlord shall have
12     15 days after receipt of the Plans from Tenant within which to review and approve them. If Landlord fails to notify
13     Tenant in writing within such 15-day period of Landlord's
     disapproval of the Plans, the Plans shall be deemed approved.
14     If Landlord notifies Tenant of Landlord's disapproval of the
     Plans within such 15-day period, then Landlord shall advise
15     Tenant of the reasons for the disapproval and the items that must be modified, whereupon Landlord and Tenant shall meet
16     and confer so as to modify the plans to be acceptable to both
     Landlord and Tenant. If for any reason Landlord and Tenant
17     are unable to agree upon the Plans within 60 days of this
     date, then upon written notice issued by either party to the
18     other at any time thereafter and prior to the approval of the
     Plans by both Landlord and Tenant, this Lease shall terminate
19     without further liability to either party. Upon approval of the Plans by Landlord and Tenant, Landlord promptly shall
20     submit the Plans to the Agency and all other necessary
     governmental     authorities and shall proceed diligently to
21     obtain all requisite governmental approvals. If modifica-tions are
22      required to obtain such governmental approvals, and
22     if such modifications are acceptable to Tenant, Tenant shall
     prepare such modifications     and the Plans shall be resubmitted
23     by Landlord for governmental approval. If Tenant does not
     approve the modifications required for governmental approval
24     or such approval     is not obtained within 90 days of this date,
     then at any time     thereafter and prior to such approval, by
25     written notice to Landlord, Tenant may terminate this Lease.
     Tenant shall not unreasonably withhold its approval of such
26     modifications,     albeit if     the aggregate cost of the
     modifications          required for governmental approval exceeds
27     $50,000.00, Tenant may     approve or disapprove them in
28     its sole discretion.
          2.3 Construction. Tenant shall cause
29     construction of the Improvements to be commenced as soon as
     possible after     the obtaining of governmental approval.
30     subject to extension for causes beyond Tenant's control, if construction of the Improvements does not commence within 130
31     days of this date,     or if construction is not completed within
     six months after the date of commencement of construction,
32     Landlord shall have the right at any time thereafter, so long
               -2-

I     as the construction has not been commenced or completed, as applicable, within the time specified, either (a) to

2     terminate this Lease upon 30 days' written notice to Tenant, whereupon, if the failure is that of commencement, Tenant and

3     Landlord shall be released of all obligations hereunder, or if the failure is that of completion, Landlord shall

4     reimburse Tenant in cash for the Tenant's Improvements Costs (as defined in Exhibit previously paid by Tenant, if

5     any, and upon Tenant's receipt of such payment, this Lease shall terminate and the parties shall be -released of all

6     further obligations hereunder; or (b) as an alternative to termination, upon written notice to Tenant, Landlord may

7     extend Tenant's time for commencement or completion, as applicable, whereupon Tenant shall pay $250.00 for each day

8     of such delay in commencement or completion, as applicable. The improvements shall be deemed to have been completed when

9     Tenant's- architect has certified that the Improvements have been substantially completed in accordance with the Plans.

10

2.4 Construction Costs.Upon the condition
                 ------

11     that Landlord timely pays its portion of the Improvements Cost as provided in Exhibit "C", Tenant shall keep the

12     Premises free of mechanics' and materialmens' liens. Landlord is not, nor shall Landlord be construed to be, the

13     agent of Tenant for any purpose whatsoever. At its expense, Tenant shall have the right at any time to post the Premises

14     with appropriate notices of liquor license application, other notices as
Tenant may deem appropriate, and lawful signs in

15     size, content and at such locations as Tenant may deem appropriate to advertise the pending opening of the

16     restaurant. During construction, Landlord shall have the right to conduct inspections, review construction progress

17     and otherwise proceed as provided in Exhibit "C".

18     2.5 Warranty.     Tenant shall cause the

     Improvements to be constructed in a good and workmanlike

19     manner in compliance with the Plans and all applicable laws, regulations and permits. Tenant's contractor shall fully and

20     unconditionally guarantee for one year following the date of completion all materials and workmanship involved in

21     constructing the Improvements. Any repairs to or reconstruction of the
Improvements during that one-year

22     period shall be at the sole cost of Tenant or Tenant's

23     contractor, unless caused by the negligence of Landlord.

3.     Term.
       -----

24

3.1 Primary Term.This Lease shall be for a
    -------------

25     primary term of twenty-five years, beginning on the Commencement Date and ending on the last day of the twenty-fifth

26     consecutive Lease Year thereafter.

27          3.2     Lease Year. The term "Lease Year" shall
     mean the fiscal year employed by Tenant for accounting

28     purposes, except that the first Lease Year shall begin on the
Commencement Date and expire on the expiration of the next

29     succeeding complete fiscal year of Tenant.

30          3.3     Commencement Date. The Commencement Date
     of this Lease shall     be the first to occur of the following:

31

3.3.1     the date on which Tenant shall

32     open the Premises fqr business to the public; or,

     1                         3.3.2     the date which is 30 days follow-
          ing the date of the completion     of the Improvements and the
     2     Parking Area and the issuance of certificates of occupancy therefor by all applicable governmental authorities in form
     3     acceptable to Tenant.
     4     In order to avoid any subsequent controversy as to
          the exact "Commencement Date," the parties hereto agree,
     5     within 30 days after the Commencement Date, to execute a
          declaration in recordable form confirming the commencement
     6     and expiration dates of the primary term.
     7                    3.4     Extension Term.     Landlord grants to
          Tenant the option to extend the primary term for one
     8     additional term of five years following expiration of the
          primary term by giving notice of exercise of the option at
     9     least six months, but not more than one year, prior to the expiration of the primary term. The extension shall be upon
     10     the same terms and conditions herein contained except the
          minimum     annual     rent shall     be the     "market"* rate then
     11     prevailing in comparable     facilities     within the Centre,
          however, if Landlord and Tenant     cannot agree as to such rate,
     12     it shall be established by a mutually acceptable appraiser and, provided further, if Landlord and Tenant cannot agree as
     13     to an appraiser,     then they each shall select an appraiser
          who, in turn,     shall select a third appraiser, which third
     14     appraiser's decision shall be binding. The minimum annual
          rent for     the     extension term shall     not be less than
     15     $240,000.00 per year.
     16          4.     Guaranty.     Tenant's     obligations under this
          Lease shall be guaranteed by Bobby McGee's, U.S.A., Inc., an
     17     Arizona     corporation, through its     execution below as
          guarantor.     However, the guaranty shall cease and be of no
     18     further force or effect if at          any time on or after 7;j
years
          from this date, Tenant's net worth exceeds $3 million, as
     19     established     pursuant to generally     accepted accounting
     20     principles.
               5.     Termination Conditions.     Tenant shall be
     21     entitled to terminate this          Lease     by notice to Landlord
          unless, prior to the expiration          of 120 days from this date,
     22     Tenant shall have received evidence satisfactory to it that
          each of     the     following conditions     precedent has been
     23     satisfied:
     24                    5.1     Zoning.     The Premises are zoned for use
     25     as a restaurant, discotheque and cocktail lounge;
                         5.2     Approvals. All     permits and licenses
     26     necessary for the construction and contemplated operation and use of the Improvements have been obtained from the requisite
     27     governmental authorities;
     28                    5.3     Parkinq.     At least 75 exclusive and 135
          nonexclusive parking spaces within the Parking Area will be
     29     available for use by Tenant, its employees, agents, customers
          and guests,     on or before the time the Improvements are
     30     scheduled to be completed (albeit          as to the 135
nonexclusive
          parking spaces, they need only be available from 5:00 p.m. to
     31     2:00 a.m. each day);
     32
                                   -4-

     5.4 Licenses. Tenant will be able timely to obtain from appropriate governmental authorities all permits

2     and licenses for the on-premises sale and consumption of wine, beer, cocktails and other alcoholic beverages and for

3     the operation and use of the Premises as a restaurant,

4     discotheque and cocktail lounge;

5.5 Title. Landlord shall have executed the

5     Agency Development Agreements and shall have acquired fee title to the
Premises subject only to such exceptions as are

6     satisfactory to Tenant and, in that regard, at its cost, Landlord shall deliver a preliminary or condition of title

7     report for the Premises to Tenant within 15 days of the date hereof and shall provide Tenant with a complete copy of the

8     Agency Redevelopment Agreements within 10 days of their execution;

9

5.6 Tests. The results of soil and

10     engineering tests to be obtained by Landlord at its expense are acceptable to Tenant for the construction of the

11     Improvements;

12     5.7 Utilities. Gas,     electricity,     sewer,

     water and other utilities     connections will be available

13     within 5 feet of the Premises at no cost to Tenant and with

14     capacity and supply sufficient for Tenant's intended use;

5.8 Construction. Tenant has approved the

15     cost of constructing the Improvements as estimated in writing by the contractor and Tenant has confirmed that Landlord has

16     funds sufficient to pay Landlord's $970,000.00 portion of the

17     Improvements Cost as required by Exhibit "C";

5.9 Access. The City of Burbank shall

18     provide or certify in writing to Tenant, that it shall provide ingress to and egress from the Premises, satisfactory

19     to Tenant;

20          5.10 Signs.     The City shall certify in writing
     to Tenant, in a form satisfactory to Tenant, that Tenant may

21     construct: (i) a 36-foot billboard sign; and, (ii) a monument sign on the
Premises, which signs shall be located

22     at sites mutually agreeable to Landlord, Tenant and the City, and shall have a top elevation not less then that of the

23     signs on the adjacent properties known as "Restaurant Row".

24     In the event that Tenant terminates this Lease for
     failure of any of the foregoing conditions, the parties shall

25     be released of all further obligations hereunder and all funds, if any, paid by Tenant immediately shall be refunded

26     to Tenant. The foregoing conditions are for the benefit of

27     Tenant and may be waived in writing by Tenant at any time.

28     6. Use. Tenant may use the Premises for the

     operation     of a restaurant, discotheque, cocktail lounge and

29     other uses incidental thereto. After the Commencement Date, Tenant shall keep the Premises open for business not less than 350 days each calendar year, from 11:00 a.m. to 2:00

30     p.m. during the days that luncheon is served and from 5:00 p.m. to 2:00
a.m. when luncheon is not served. Tenant shall

31     be open for lunch Monday through Friday and may be open for

32     lunch or brunch on Saturday and Sunday. This provision shall not apply if the Premises shall be closed and the business
          temporarily discontinued on account of strikes, walkouts,
          damage to building or equipment, the suspension or loss of
     2     the liquor or other governmental permits or licenses or any other cause beyond the reasonable control of Tenant, whether
     3     of the same or any other nature. Tenant shall not use or
          permit the use of the Premises in any manner that will create
     4     waste or violate applicable law.
     5          7.     Rent.
     6               7.1     Minimum     Annual Rent. Tenant shall pay to
          Landlord,     at Landlord's address, a minimum annual rent of
     7     $160,000.00, payable in twelve equal monthly installments of
          $13,333.34 each, on the first day of each month of the lease
     8     term.     If the Commencement Date is the first day of the
          month, then Tenant shall pay the first monthly installment of
     9     rent on-the Commencement Date.     Otherwise, the first monthly
          installment of rent shall     be due on the first day of the
     10     month following the Commencement Date and shall include
          additional rent for the period between the Commencement Date
     11     and the first day of the following month based on the amount
          of the monthly installment          of the minimum rent and a 30-day
     12     month.     Upon the termination of this Lease, the minimum
          annual rent shall be prorated to the date of termination and
     13     Landlord shall repay immediately to Tenant all minimum annual
     14     rent prepaid and unearned.
                    7.2     Percentage Rent.
     15
                         7.2.1     Percentage Rent Rate. In addition
     16     to minimum annual rent, Tenant shall pay to Landlord as
          percentage rent, a sum equal to the amount by which six
     17     percent of Tenant's Gross     Sales made from or upon the
          Premises 'during each Lease Year exceeds the minimum annual
     18     rent for such Lease Year. The percentage rent shall be
          payable quarterly, 45 days     after the end of each three-month
     19     period during the lease term, subject to adjustment at the
     20     end of each Lease Year as provided in Paragraph 7.2.3.
                         7.2.2     Gross Sales Defined. The term
     21     "Gross Sales" shall mean the aggregate amount of all sales, whether for cash, credit or otherwise, of food, beverages,
     22     goods, articles, any other     merchandise and all charges for
          services performed,     made     and rendered in, about or in
     23     connection     with the Premises by Tenant, including
          off-Premises sales and monies derived at or away from the
     24     Premises made in connection with the operation thereof, plus
     25     the net amount of all receipts by Tenant from all sales made or performed by means of mechanical or other vending devices except tobacco vending machines and pay telephones. Gross
     26     Sales shall not include any federal, state, municipal or
          other sales, value added, retail, excise or similar taxes
     27     paid or incurred by Tenant      whether such taxes are collected
          from customers or absorbed by Tenant; discounts from sales to
     28     employees; complimentary meals; tips or gratuities; proceeds of insurance policies received by Tenant; condemnation
     29     awards; bulk and intercompany transfers of food or inventory;
          proceeds from the sale of used restaurant equipment, fixtures
     30     or any other property that     is not merchandise; or payments
     31     for gift certificates or like vouchers.

7.2.3     Sales Statements and Adjustments.
          ---------------------------------

32     Within 45 days after the end of each three-month period of

_6-

1     each Lease Year (a "Lease Quarter"), Tenant shall deliver to
     Landlord a statement signed by an officer or manager of
2     Tenant setting forth Tenant's Gross sales for the prior Lease
     Quarter and Tenant shall pay to Landlord the percentage rent
3     due for that Lease Quarter as provided in Paragraph 7.2.1.
     In calculating the percentage rent that is due, Tenant shall
4     base such calculation on Tenant's accumulated business volume and accumulated rental payments from the beginning of each
5     Lease Year. If such calculations shall show a percentage
     rental owing for the preceding Lease Quarter, then Tenant
6     shall pay such amount with the statement of Tenant's Gross
     Sales. If such accumulated rent calculation shall show a
7     credit due Tenant on account of percentage rent paid for
     preceding Lease Quarters of the Lease Year, then Landlord
8     shall reimburse Tenant for such amounts due and if Landlord shall fail to make such reimbursement forthwith, then without
9     limitation upon any of the rights that Tenant may have,
     Tenant shall have the right to deduct the amounts from the
10     next rental payments of any kind due to Landlord as they
     shall fall due. Within 45 days after the close of each Lease
11     Year, Tenant shall furnish to Landlord a statement of
     Tenant's Gross Sales for such entire Lease Year and a
12     computation of the rent previously remitted to Landlord for such Lease Year. If the rent theretofore paid by Tenant for
13     such Lease Year shall be less than the total amount of rent so computed to be due , Tenant shall pay the difference to
14     Landlord at that time if such cumulative calculations shall show a credit due Tenant on account of percentage rent paid
15     for preceding Lease Quarters of the Lease Year, then Landlord shall reimburse Tenant for such amounts due, and if Landlord
16     shall fail to make such reimbursement forthwith, then without limitation to any other rights which Tenant may have, Tenant
17     shall have the right to deduct the amounts from the next
     rental payments due to Landlord as they shall fall due.
18     Tenant, shall keep at the Premises, or at the principal
     offices of BOBBY McGEE'S U.S.A., INC., full and accurate
19     books of account, records, cash receipts, and other pertinent data showing its Gross Sales. Such books of account,
20     records, cash receipts, and other pertinent data shall be
     kept for a period of two years after the end of the Lease
21     Year to which such items are applicable. Landlord shall be entitled during the term of this Lease to inspect and examine
22     all Tenant's books of account, records, cash receipts, and other pertinent data so that Landlord can ascertain Tenant's
23     Gross Sales. Tenant shall cooperate fully with Landlord in making the inspection. Landlord shall also be entitled, once
24     during each Lease Year and once within 60 days after
     expiration or termination of this Lease, to an independent
25     audit of Tenant's books of account, records, cash receipts, and other pertinent data to determine Tenant's Gross Sales,
26     by a certified public accountant to be designated by
     Landlord. The audit shall be limited to the determination of
27     Gross Sales, shall be conducted at the place at which the
     aforesaid books are usually kept, and shall be paid for by
28     Landlord, except in any case when Tenant has understated
     sales by three percent or more, in which case, Tenant shall
29     pay Landlord's reasonable costs of audit. If the audit shows that there is any deficiency in the payment of any percentage
30     rent, the deficiency, plus interest thereon at the rate of ten percent per annum from the due date to the date of
31     payment, shall become immediately due and payable unless the deficiency is 10 percent or more, in which event, unless it
32     is the result of unavoidable error, Tenant shall pay Landlord
          -7-
twice the amount of the deficiency. Landlord shall keep any information gained from such statements, inspection or audit

2     confidential and shall not disclose such information to any other person.
3
          7.3     Prepaid Rent.
4
               7.3.1 Tenant shall deposit with Landlord
5     the sum of $33,325.00 upon the execution of this Lease by
     Landlord (the "Initial Deposit"). Upon the commencement of

6     the construction of the Improvements, Tenant shall deposit with Landlord the sum of $33,325.00 (the "Additional

7     Deposit"). Landlord and Tenant agree that the initial and
     Additional Deposits automatically shall be applied by

8     Landlord and credited to Tenant in payment of the initial minimum-annual rents as they become due hereunder.

9

7.3.2     In the event this Lease is

10     cancelled because the contingencies set forth herein are not satisfied or for any other reason other than the default of

11     Tenant, the Initial and the Additional Deposits less such amounts as previously have been applied pursuant hereto, if

12     any, shall be refunded and paid by Landlord to Tenant within 10 days of
Landlord's receipt of a written demand therefore

13     from Tenant and Landlord shall have no further right or

14     interest in the Deposits.

8.     Taxes; Assessments.
       -------------------

15

8.1 Personal Property Taxes.Tenant shall
    ------------------------

16     pay before delinquency all taxes, assessments, license fees and other charges ("taxes") that are levied and assessed

17     against Tenant's Trade Fixtures installed or located in or on the
Premises and that become payable during the Lease term.

18     on demand by Landlord, Tenant shall furnish Landlord with

19     satisfactory evidence of such payments.

8.2 Real PropertyTaxes. Tenant shall pay
    -------------

20     before delinquency any and all real property taxes that become due during the Lease term with respect to the

21     Premises, 50 percent of such taxes on the Parking structure within the
Commercial Complex and 50 percent of such taxes on

22     the land within the Commercial Complex (excluding the Premises). If any tax bill or statement is received by

23     Landlord, Landlord shall forward a copy thereof to Tenant and Landlord's failure to do so shall excuse Tenant from the

24     obligation of payment thereof until Tenant receives such statement.
Landlord shall forward such statement within the

25     time required for Tenant to contest any increase in taxes and to avoid penalties and late charges and, if Landlord fails to

26     do so, Landlord shall pay such increase, penalty or late charge, as applicable. Landlord agrees to attempt to have

27     the Premises assessed separately from other property not covered by this
Lease, but in the event the Premises are not

28     so separately assessed, then and in such event, the taxes on the Premises shall be apportioned on the basis of the ratio

29     between the square footage of the land within the Premises and the total square footage of all land within the parcel

30     assessed. Tenant shall have the right to seek a reduction of, or contest, any taxes that are to be paid by Tenant

31     hereunder. Tenant shall bear the cost of such actions or

32     proceedings, shall. hold Landlord harmless from any damage

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
arising therefrom and shall pay any final judgment that may be rendered therein.

2

8.3 Substitute Taxes. Tenant shall not be

3     required to pay any municipal, county, state or federal income or franchise taxes of Landlord, or any municipal,

4     county, state or federal estate, succession, inheritance or transfer taxes of Landlord. If, at any time during the term,

5     the laws concerning the methods of real property taxation prevailing on the effective date hereof are changed so that a

6     tax or excise on rents or any other such tax, however described, is levied or assessed against Landlord as a direct

 .7     substitution, in whole or in part, for any real property taxes or assessments otherwise due, Tenant shall pay before

8     delinquency (but only to the extent that it can be ascertained that there has been a substitution and that, as a

9     result, Tenant has been relieved from the payment of real property taxes which Tenant would otherwise have been

10     obligated to pay), the substitute tax, assessment, or excise on rents.

11

8.4 Common Areas.Except as provided in
    -------------

12     Paragraph 8.2, there shall be no charge, fee, or special assessment imposed on or payable by Tenant in regard to the

13     common areas of the Commercial Complex provided, however, that at its cost, Tenant shall keep its exclusive Parking

14     Area outlined in green on Exhibit "All in a clean and swept condition and shall remove debris and bottles from the

15     nonexclusive Parking Area outlined in blue on Exhibit "A".

16 9. Utilities and Services.     Tenant shall pay for
     all utilities and services furnished to or used by it on the

17     Premises', including, without limitation, gas, electricity, water., telephone service, trash collection and sewer service.

18     At it~s expense, Landlord shall provide the necessary mains and conduits for gas, electricity, sewer, water and telephone

19     to within five feet of the Premises.

20          10. Trade Fixtures.     Tenant shall have the right
     to erect,     install, maintain and  operate on the Premises such

21     improvements, equipment, trade and business fixtures, signs and other personal property (collectively "Trade Fixtures")

22     as Tenant may deem appropriate for the operation of the Premises. The
Trade Fixtures shall remain the property of

23     Tenant. Tenant shall provide Landlord with a written description of such
Trade Fixtures at the Commencement Date and

24     thereafter within a reasonable time after the installation of additional
Trade Fixtures.

25

11.     Alterations. At its sole cost and expense,

26     Tenant shall have the right to make any nonstructural alterations, additions or improvements to the Premises

27     (collectively "Alterations") it deems necessary or appropriate in connection with the requirements of its

28     business, without the necessity of obtaining the written consent of
Landlord and without the payment of any additional

29     rent, provided that any such Alterations shall not materially injure, deface or impair the value of the Premises. Tenant

30     shall not make any material or structural Alterations without the prior written consent of Landlord. Any Alterations made

31     by Tenant to the Premises shall remain on and be surrendered with the
Premises. upon expiration or termination of the

32     Lease, except such Alterations as may be removed without

1     substantial damage to the Premises, which may be removed by Tenant within
30 days following the termination of this

2     Lease. If Tenant makes any Alterations to the Premises, they shall not be commenced until 10 days after Landlord has

3     received notice from Tenant stating the date of commencement of the installation of the Alterations so that Landlord can

4     post and record an appropriate notice of non-responsibility. Tenant shall be solely responsible, at Tenant's expense, for

5     any and all Alterations to the Premises. Any such Alterations shall be made in compliance with-applicable law.

6

12.     Maintenance and Repair.
        -----------------------

7

Except as provided in Paragraphs 14, 15 and 26,

8     during the term hereof, at its sole cost and expense, Tenant shall maintain or cause to be maintained and kept in good

9     state of -repair and in a clean and sanitary condition, the

Premises and the -exclusive Parking Area outlined in green on

10     Exhibit "All including the paving, striping and lighting for the latter.

11

13.     Exculpation; Indemnity; Insurance.
        ----------------------------------

12

13.1 Exculpation of Landlord.Except for
     ------------------------

13     damage caused by the acts or omissions of Landlord, its agents, contractors or others for whom Landlord is

14     responsible, Landlord shall not be liable to Tenant for any damage resulting from any fire or casualty; or the plumbing,

15     gas, water, steam, sprinklers or other pipe and sewage system; or the bursting, running, or leaking of any tank,

16     washstand, closet, or waste, or other pipes, in or about the Premises;
water being upon or coming through any roof,

17     skylight,, vent, trap door or otherwise; or for any damage arising from the acts of neglect of occupants of the

18     Premises, of adjacent property, or of the public. Landlord shall not be liable in damages or otherwise for any

19     interruption of service of any water, gas, electricity, heated water, steam or chilled water, or of any other service

20     to the Premises, caused by fire, accident, riot, strike, labor disputes, acts of God, the making of repairs or

21     improvements, or any other causes beyond the control or

22     responsibility of Landlord.

13.2 Indemnity.Tenant shall indemnify and
     ----------

23     hold harmless Landlord from any and all claims arising out of the negligence of Tenant, or its contractors, licensees,

24     agents, servants or employees, and from and against all costs, expenses, and liabilities incurred in connection with

25     any claims or proceedings brought thereon; provided, however, that
Landlord shall be liable for such damage if it results

26     from the negligence or misconduct of Landlord or those for whom it is responsible, and Landlord shall hold Tenant

27     harmless from all damages resulting from any such negligence ?r misconduct. A party's obligation under this paragraph to

28     indemnify and hold the other party harmless shall be limited to the sum that exceeds the amount of insurance proceeds, if

29     any, received by the party being indemnified.

30          13.3 Public Liability and Property Damage
                 ------------------------------------
     Insurance. At     its sole cost, Tenant shall maintain public
     ---------

31     liability and property damage insurance with liability limits of Two Million Dollars ($2,000,000.00) per occurrence, and

32     property damage limits of not less than one HurAred Thousand

_10-

Dollars ($100,000.00) per occurrence, against all liability of Tenant and its representatives arising out of, or in connection with, Tenant's use or occupancy of the Premises. ~11 public liability and property damage insurance shall

3     insure performance by Tenant of the indemnity provisions of Paragraph
13.2. Both parties shall be named as ccoinsureds,

4     and the policy shall contain cross-liability endorsements.

5     13.4 Tenant's Fire Insurance;     At its sole

     cost, Tenant shall maintain on all its Trade     Fixtures in, on,

6     or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief

7     endorsements, to the extent of at least 80 percent of their

8     replacement value.

13.5 Fire Insurance for Improvements.At its
     --------------------------------

9     sole cost, Tenant shall maintain on the building and improvements that are a part of the Premises, a policy or

10     policies of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the

11     extent of one hundred percent of replacement value excluding the cost of excavations, foundations, footings, and

12     underground tanks, conduits, pipes, pilings and other underground items.
The insurance policy or policies, or a

13     certificate of insurance evidencing such policy or policies,

14     shall be issued in the names of Tenant and Landlord as their interests appear. The insurance policy or policies, or the certificate of insurance, shall provide that any proceeds

15     shall be made payable as stipulated herein.

16          13.6 Payment of Premiums. Tenant shall pay
     the premiums for maintaining any and all of the insurance

17     required by this Lease. Tenant's obligation to pay the insurance costs shall be prorated for any partial year at the

18     commencement and expiration or termination of the term.

19 13.7 Waiver of Subrogation.     To the extent of
     the insurance proceeds paid with respect thereto, the parties

20     release each other and each other's respective authorized representatives from any claims for injury to any person or

21     damage to the Premises and to the fixtures, personal property, improvements and alterations of either Landlord or

22     Tenant in or on the Premises, that are caused by or result from risks insured against under any insurance policies

23     carried by the parties and in force at the time of any such damage. Each party shall cause each insurance policy

24     obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either

25     party in connection with any damage covered by any policy. To the extent of the insurance proceeds paid with respect

26     thereto, neither party shall be liable to the other for any damage caused by fire or any other risks insured against

27     under any insurance policy required by this Lease. If any

28     insurance policy cannot be obtained with a waiver of subrogation, the party undertaking to obtain the insurance

29     Shall notify the other party and the other party shall have a period of
10 days after receiving the notice to locate a company that is reasonably satisfactory to the other party

30     and that will issue the insurance with a waiver of

31     subrogation. If the insurance cannot be obtained, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance

     I     involved and this paragraph shall have no application
          thereto.
     2
                    13.8 Other Insurance Matters. All the insur-
     3     ance required under this Lease shall:
     4                    13.8.1 Be issued by insurance companies
          authorized to do business in the State where the Premises are
     5     located, with a financial rating of at least B-11 status as rated in the most recent edition of Best's Insurance Reports.
     6
                         13.8.2 Be issued as a primary policy or,
     7     in the alternative, be issued as a part of a -so-called
          "blanket policy."
     8
                         13.8.3 Contain an endorsement requiring
     9     10 days'     written notice from the insurance company to both
          parties before cancellation or change in the coverage, scope
     10     or amount     of any policy.
     11          Each policy, or a certificate of the policy,
          together     with evidence of payment of premiums, shall be
     12     deposited     with the other party at the commencement of the
          term and, on renewal of the policy, not less than 20 days
     13     before expiration of the term of the policy.
     14          14.     Destruction of Premises.
     15               14.1 Risk Covered by Insurance. Subject to
          the provisions of Paragraph 14.3 below, if, during the term,
     16     the Improvements are totally or partially destroyed by a
          casualty covered and proceeds paid under the insurance
     17     described in Paragraph 13, Tenant shall at its expense (not to exceed the insurance proceeds received by Tenant) repair
     18     such destruction as soon as reasonably possible and this
          Lease shall continue in full force and effect.
     19
                    14.2 Risk Not Covered by Insurance. Subject
     20     to the provisions of Paragraph 14.3 below, if during the
          term, the Improvements are totally or partially destroyed by
     21     a casualty not covered by the insurance described in
          paragraph 13 or the proceeds of applicable insurance are
     22     insufficient to pay all the costs of restoration, at its
          option, Tenant may either (a) repair such damage as soon as
     23     reasonably possible at its expense, in which event this Lease shall continue in full force and effect, or (b) give written
     24     notice to Landlord within 30 days after the date of the
          occurrence of such destruction of Tenant's intention to
     25     cancel and terminate this Lease as of the date of the
          occurrence of such destruction. If Tenant elects to cancel
     26     and terminate this Lease, Landlord shall have the right
          within ten days after the receipt of such notice to give
     27     written notice to Tenant of Landlord's intention to effect restoration at Landlord's expense, in which event, this Lease
     28     shall continue in full force and effect and Landlord shall
          complete     such restoration forthwith. If Landlord does not
     29     give such     notice within such ten-day period, this Lease shall
          be cancelled and terminated effective as of the date of the
     30     occurrence of such destruction.
     31               14.3 Termination. In addition to and
          independent of the provisions of Paragraphs 14.1 and 14.2
     32     above, in the event of a destruction of the Premises, by

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
1     written notice to Landlord, Tenant may terminate this Lease

2     if any of the following events occur:

14.3.1 applicable laws do not permit

3     restoration to substantially the condition existing prior to the destruction; or,

4

14.3.2 the restoration cannot be

5     completed within 280 days after the date of destruction; or,

6     -14.3.3 Landlord     fails     to     complete

     restoration within ninety days after it elects to do so

7     pursuant to Paragraph 14.2 above (by notice 'E-o"Landlord at

8     any time prior to the completion of restoration).

14.4 Proration.Upon termination of this
     ----------

9     Lease pursuant to the provisions of this paragraph, any advance rental or other advance payments made by Tenant to

10     Landlord shall be prorated as of the termination date with the unearned portion returned to Tenant in cash; the

11     insurance proceeds applicable to the Improvements constructed and paid for by Landlord shall be paid to Landlord; the

12     insurance proceeds applicable to the Trade Fixtures and other property of
Tenant shall be paid to Tenant; and the insurance

13     proceeds derived from policies not required by this Lease shall be paid to the party that procured the policies and

14     paid the premiums.

15     14.5 Restoration of Premises.

16     14.5.1 Adjustment of Minor Loss. If,

during the term, the Premises are destroyed by a risk covered

17     by the insurance described in Paragraph 13 and this Lease is not terminated, provided the total amount of loss does not

18     exceed One Hundred Thousand Dollars ($100,000.00), Tenant shall make the loss adjustment with the insurance company

19     insuring the loss. The proceeds shall be paid directly to Tenant for the purpose of making the restoration of the

20     Premises.

21     14.5.2     Adjustment of Major Loss. If,

     during the term, the Premises are destroyed by a risk covered

22     by the insurance described in Paragraph 13, and the total amount of loss exceeds One Hundred Thousand Dollars

23     ($100,000.00), if this Lease is not terminated, Tenant shall make the loss adjustment with the insurance company insuring

24     the loss and on receipt of the proceeds shall immediately pay them to any appropriate institution (Insurance Trustee) named

25     by Landlord and Tenant. If the Premises are destroyed by a risk not covered by the insurance described in Paragraph 13

26     or such insurance proceeds are insufficient to pay all the costs of restoration, if this Lease is not terminated, then

27     the party or parties that have the obligation to restore the Premises (as provided in Paragraph 14.2 above), shall deposit

28     with the Insurance Trustee their respective contributions toward the cost of restoration. All sums deposited with the

29     Insurance Trustee shall be held for the following purposes and the
Insurance Trustee shall have the following powers and

30     duties:

31     The sums shall be paid in installments by the

     Insurance     Trustee to the contractor as construction

32     progresses, for payment of the cost of restoration. A ten

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
percent retention fund shall be established that will be paid to the contractor on completion of restoration, payment of

2     all costs, expiration of. all applicable lien periods, and proof that the
Premises are free of all mechanics' liens and

3     lienable claims.

4     Payments shall be made on presentation of

     certificates or vouchers from the architect or engineer

5     showing the amount due. If the Insurance Trustee, in its reasonable discretion, retains an architeat or engineer to

6     supervise construction and to authorize progress payments, the reasonable expenses and charges of the architect or

7     engineer retained by the Insurance Trustee shall be paid by the Insurance
Trustee out of the trust fund.

8

If the sums held by the Insurance Trustee are not

9     sufficient to pay the actual cost of restoration, the party or parties obligated to fund the restoration shall deposit

10     the amount of the deficiency with the Insurance Trustee within 20 days after request by the insurance Trustee

11     indicating the amount of the deficiency.

12     Any sums not disbursed by the Insurance Trustee
     after restoration has been completed and final payment has

13     been made to the contractor shall be delivered to Landlord in proportion to Landlord's contribution to the trust fund, and

14     the balance, if any, shall be paid to Tenant.

15     All actual costs and charges of the Insurance

     Trustee shall be paid proportionately by the party or parties

16     obligated to fund the restoration.

17     ! if the Insurance Trustee resigns or for any reason
     is unwilling to act or continue to act, Landlord and Tenant

18     promptly shall substitute a new trustee in the place of the designated
Insurance Trustee. The new Trustee must be an

19     institutional lender or title company doing business in the

20     city where the Premises are located.

Both parties promptly shall execute all documents

21     and perform all acts reasonably required by the Insurance

22     Trustee to perform its obligations under this paragraph.

14.6 Procedure for Restoring Premises.within
                   -------------------

23     30 days after the date that it is obligated to restore the Premises, the party obligated to fund the restoration, at its

24     cost, shall prepare final plans and specifications and working drawings complying with laws that will be applicable

25     to the restoration of the Premises. The plans and specifications and working drawings must be approved by

26     Landlord and Tenant. Each party shall have 30 days after receipt of the plans and specifications and working drawings

27     either to approve or disapprove the plans and specifications and working drawings and shall notify the other of its

28     objections and proposed solution to each objection. The plans and specifications and working drawings shall be

29     subject to approval of the appropriate governmental bodies and they will be prepared in such a manner as to obtain that

30     approval. The restoration shall be accomplished as follows:

31          14.6.1 Unless otherwise provided above,
     the party obligated     to restore shall complete the restoration

32     within 90 days after final plans and specifications and

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
     1     working drawings have been approved by the appropriate
          governmental authorities and all required permits have been
     2     obtained (subject to extension for delays resulting from
     3     causes beyond reasonable control).
               14.6.2 The party obligated to restore
     4     shall retain a licensed contractor who is bondable. The
          contractor shall be required to carry public liability and
     5     property damage     insurance, standard fire, and extended
          coverage insurance with vandalism and malicious mischief
     6     endorsements, during the period of construction in accordance with Paragraph 13. Such insurance shall contain waiver of
     7     subrogation clauses in favor of Landlord and  Tenant in
     8     accordance with the provisions of Paragraph 13.
               14.6.3 The party obligated to restore
     9     shall     notify the other of the date of commencement of the
          restoration not later than ten days before commencement to
     10     enable the posting     and recording of notices of
     11     non-responsibility.
               14.6.4 The restoration shall be
     12     accomplished in a     manner that will cause the least
     13     inconvenience, annoyance and disruption at the Premises.

14.6.5 On completion of the restoration,

14     a notice of completion shall be recorded in the county in which the
Premises is located (if permitted by applicable

15     law).

16          15.     Condemnation.
17               15.1 Definitions.
18                    15.1.1 "Condemnation" means (a) the
     exercise of any     governmental power, whether by legal
19     proceedings or otherwise by a condemnor, and (b) a voluntary sale or transfer to any condemnor, either under threat of
20     condemnation or while legal proceedings for condemnation are
21     pending.
                    15.1.2 "Date of taking" means the date
22     the condemnor          has the right to possession of the property
23     being condemned.
                    15.1.3 "Award" means all compensation,
24     sums or anything of value awarded, paid or received on a
25     total of partial     condemnation.
                    15.1.4 "Condemnor" means any public or
26     quasi-public authority, private corporation or individual
27     having the power of condemnation.
               15.2     Parties' Rights and obligations to be
28     Governed by Lease. If during the term of this Lease, there
     ~s any taking of all or any part of the Premises or any
29     interest     in this lease by condemnation, the rights and
     obligations of the parties shall be determined pursuant to
30     this Paragraph 15.

     31     15.3 Total Taking. If the Premises is totally
                 ------------

taken by condemnation, this Lease shall terminate on the date

32     of taking, subject to the provisions of this Paragraph 15.

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
1     15.4 Partial Taking.

2     15.4.1 Effect on Lease.

3          a. Taking of Improvements.
     If any portion (but less than all) of the building or other

4     Improvements on the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to

5     terminate this Lease if in its opinion the remaining portion of the
Premises is rendered unsuitable for Tenant's continued

6     use of the Premises. If Tenant elects to , terminate this
     Lease, Tenant must exercise its right to terminate pursuant

7 'to this paragraph by giving notice to Landlord within 30 days after the nature and the extent of the taking have been

8     finally determined. If Tenant elects to terminate this Lease, as provided in this paragraph, Tenant also shall

9     notify Landlord of the date of termination, which date shall not be earlier than 30 days, nor later than 90 days, after

10     Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the date of the

11     taking if the date of taking falls on a date before the date of termination as designated by Tenant. If Tenant does not

12     terminate this Lease within the 30-day period, this Lease shall continue in full force and effect, except that the

13     minimum annual rent shall be reduced according to Paragraph 15.4.2.

14

b.     Taking of Parking. If the
       ------------------

15     Parking Area is taken by condemnation, this Lease shall remain in full force and effect, except that, if ten percent

16     or more of the Parking Area of the Premises is taken by condemnation,
Tenant shall have the election to terminate

17     this Lease. If Tenant elects to terminate this Lease, it shall give notice to the Landlord within 30 days after the

18     nature and extent of the taking have been finally determined. Tenant, shall notify Landlord of the date of termination,

19     which date shall not be earlier than 30 days or later than 90 days after
Tenant has notified Landlord of its election to

20     terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the

21     date of termination designated in the notice from Tenant. if this Lease is not terminated within the 30-day period, it

22     shall continue in full force and effect, except that the minimum annual rent shall be reduced according to Paragraph

23     15.4.2.

24          15.4.2     Effect on Rent. If any portion
     of the Improvements     is taken     by condemnation and this Lease

25     remains in full force and effect, on the date of the taking, the minimum annual rent shall be reduced by an amount that is

26     in the same ratio to minimum annual rent as the total number of square feet in the Improvements taken bears to the total

27     number of square feet therein immediately before the date of taking. If any portion of the Parking Area is taken by

28     condemnation and this Lease remains in full force and effect, on the date of taking the minimum annual rent shall be

29     reduced by the amount that is in the same ratio as the total number of parking spaces taken bears to the total number of

30     such spaces immediately before the date of taking.

31

32

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
                         15.5 Restoration of and Addition to Premises
                              and Other Areas.
     2
                              15.5.1          Landlord's Election to Prevent
                                              ------------------------------
     3     Lease Termination.     If, within 30 days after the date that
     -     -----------------
          the nature and extent of the taking are finally determined,
     4     Landlord notifies Tenant that Landlord, at its cost, will add on to the remaining Premises (including parking) so that the
     5     area and approximate layout of the Premises (including
          parking) will be substantially the same after the date of
     6     taking as they were before the date of taking, and Landlord commences the restoration immediately and completes the
     7     restoration within 90 days after Landlord notifies Tenant, this Lease shall continue in full force and effect without
     8     any reduction in minimum annual rent, except the abatement or
     9     reduction made pursuant to Paragraphs 15.4.2 and 15.5.3.
                              15.5.2          Restoration of Premises. if
                                              -----------------------
     10     there is a partial taking of the Premises and this Lease
          remains in full force and effect pursuant to Paragraph 15.4,
     11     Tenant shall accomplish all necessary restoration under the same procedures specified' in Paragraph 14.6, except that
     12     Tenant or the Insurance Trustee, as applicable, shall receive from Landlord in cash at the time of the award an amount
     13     equal to all of the costs of the restoration of the Premises.
     14                         15.5.3 Temporary Abatement or Reduc-
          tion of Rent. Except for any percentage rent, rent shall be
     15     abated or reduced during the period from the date of taking
          until     the completion of     restoration, but all other
     16     obligations of Tenant under the Lease shall remain in full force and effect. The abatement or reduction of rent shall
     17     be for such time and in proportion to the extent to which
          Tenant's use of the Premises is impaired.
     18
               ' 1          15.6 Award Distribution. The award shall
                                 ------------------
     19     belong to and be paid to the parties as their interests
     20     appear in accordance with applicable law.
                    16.     Assignment.
     21
                         16.1 Voluntary.     Tenant shall not voluntarily
                              ---------
     22     sell or assign its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any
     23     other person or entity (except Tenant's authorized
          representatives) to occupy or use all or any part of the
     24     Premises, without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld.
     25     Any sale, assignment or sublease to a party of equal or
          better financial standing than Tenant would be one which
     26     Landlord would, be expected to approve.                         Any
sale,
assignment
          or sublease which requires but does not receive Landlord's
     27     prior written consent shall be voidable by Landlord and, at
          Landlord's election, shall constitute a default. No such
     28     consent to any sale, assignment or sublease shall constitute
     29     a further waiver of the provisions of this paragraph.
          Landlord's consent to a sublease shall not relieve Tenant
          from liability under this Lease. Any sale or assignment with
     30     Landlord's consent     shall     relieve Tenant from liability
          hereunder, otherwise a sale or assignment shall not relieve
     31     Tenant from liability hereunder.

32

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
                         16.2 Involuntary. No interest of Tenant in
          this Lease shall be  assignable by operation of law. Each of
     2     the following     acts shall be considered an involuntary
     3     assignment:
                              16-2.1 If Tenant is or becomes bankrupt
     4     or insolvent,     makes     an assignment for the benefit of
          creditors, or institutes a proceeding under the Bankruptcy
     5     Act in which Tenant is the bankrupt; or,
     6                         16.2.2 If a writ of attachment or
          execution is levied on this Lease, provided that-Tenant shall
     7     have 60 days in which to cause the writ of attachment or
          execution to be removed; or,
     8
                              16.2.3 If, in any proceeding or action
     9     to which Tenant is a party, a receiver is appointed with
          authority to take possession of the Premises, provided that,
     10     if any involuntary proceeding in bankruptcy is brought
          against Tenant or if a receiver is appointed, Tenant shall
     11     have 60 days in which to have the involuntary proceedings
          dismissed or the receiver removed.
     12
                    Any involuntary assignment not cured within 30 days
     13     after notice to Tenant by Landlord shall constitute a default by Tenant and Landlord shall have the right to elect to
     14     terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.
     15
               17.     Default.
     16

17.1 Tenant's Default.The occurrence of any
     -----------------

17     of the following events shall constitute a default by Tenant:
18               17.1.1 The failure to pay rent when due
     if such failure continues for 10 days after written notice by
19     Landlord to Tenant;
20               17.1.2 The failure to perform any other
     provision of this Lease, if the failure to perform is not
21     cured within 20 days after written notice by Landlord to
     Tenant.     If the default cannot reasonably be cured within 20
22     days, Tenant shall not be in default of this Lease if Tenant commences to cure the default within the 20-day period and
23     diligently and in good faith continues to cure the default;
24     or,
               17.1.3 The abandonment of the Premises
25     (failure to occupy and operate the Premises for any 15
     consecutive day period shall be deemed an abandonment if
26     without Landlord's written consent; provided, however, that failure to occupy and operate the Premises due to the
27     suspension or loss of the liquor license or other requisite permit or license or other prohibition or governmental
28     regulation     [including, without limitation, energy
     conservation or shortage)     for a period of less than six
29     months in any one Lease Year shall not be an abandonment).
     The failure to occupy or operate the Premises as a result of
30     a destruction or condemnation shall not be an abandonment.
31          Notices given under this paragraph shall specify
     the alleged default and the applicable Lease provisions, and
32     shall demand that Tenant perform the provisions of this Lease and pay the rent that is in arrears, as the case may be,
     2     within the applicable period of time, or quit the Premises.
               17.2 Landlord's Remedies. In the event of a
     3     default by Tenant, Landlord may at any time thereafter: (a)
          choose not to re-enter but to hold Tenant responsible for all
     4     terms of this Lease;     (b) re-enter the Premises, terminate
          this Lease and hold Tenant responsible for all actual (but
     5     not any consequential or punitive) damages resulting from the default; or (c) re-enter the Premises, keep this Lease
     6     intact, and attempt to relet the Premises on behalf of Tenant as Tenant's agent. Upon re-entering the Premises, Landlord
     7     may relet the Premises or any part thereof for-such term and at such rental as Landlord may deem advisable with the right
     8     to make alterations     and repairs to the Premises. Landlord
          may remove therefrom all persons and property. Should
     9     Landlord elect to re-enter as herein provided, rentals
          received by Landlord shall be applied against the rental and
     10     other indebtedness due from Tenant hereunder. Should rentals received from such reletting during any month be less than
     11     that agreed to be paid during that month by Tenant, then
          Tenant shall immediately  pay and be liable for such
     12     deficiency to Landlord. Should Landlord at any time
          terminate this Lease for any default, Landlord may recover
     13     from Tenant the reasonable cost of recovering the Premises and the worth at the time of such termination of the rent
     14     reserved in this Lease for the remainder of the term over the then reasonable rental value of the Premises for the
     15     remainder of the term.
     16          17.3 Appointment of Receiver. If Tenant is in
          default of this Lease, Landlord shall have the right to have
     17     a receiver appointed to collect rent. Neither the filing of a petition for the appointment of a receiver, nor the
     18     appointment itself, shall constitute an election by Landlord to terminate this Lease.
     19
     20          17.4 Landlord's Default. If Landlord shall
          fail to observe or perform any of the provisions of this see
     21     Lease to be performed by Landlord and such failure is not
          cured within 10 days after notice has been given by Tenant to Landlord, then Landlord shall be in default and without
     22     further notice, Tenant may at any time thereafter: recover all damageS resulting from the default whether by offset or
     23     against rental or otherwise; effect a cure on Landlord's
          behalf and all costs and expenses so incurred by Tenant
     24     together with interest at the rate of ten percent per annum shall be due and payable by Landlord on demand by Tenant; or
     25     pursue any other right or remedy provided by law.

,

26     18.     Subordination; Estoppel; Quiet Enjoyment

27          18.1 Subordination. Subject to the provisions
     of paragraph 18.3, this Lease is and shall be subordinate to
28     any encumbrance now of record or recorded after the date of
29     this Lease affecting the Premises, provided such encumbrance evidences the non-disturbance protections of Tenant set forth below. Such subordination shall be effective without any
30     further act of Tenant. Tenant shall, from time to time on
     request from Landlord, execute and deliver any documents or
31     instruments that may be required by a lender to effectuate
32     any subordination. As long as Tenant performs its
     obligations under -this Lease, and is not in default
               _19-

4





     hereunder, no foreclosure of, deed given in lieu of
     foreclosure of, or sale under the encumbrance, and no other
2     steps or procedures taken under the encumbrance, shall affect
     Tenant's rights under this Lease, and this Lease shall
3     continue in full force and effect as a direct Lease between
     Tenant and any person succeeding to Landlord's interest
4     hereunder (and such successor shall be deemed to have assumed all of Landlord's obligations hereunder).
5
               18.2 Estoppel Certificates.  Each party,
6     within 10 days after notice from the other party, shall
     execute and deliver to the other party, in recordable form, a
7     certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified,
8     and stating the modifications. The certificate shall also
     state the amount of minimum annual rent, the dates to which
9     the rent-has been paid in advance, and the amount of any
     prepaid rent.     Failure to deliver the certificate within the
10     10 days shall be conclusive upon the party failing to deliver the certificate for the benefit of the party requesting the
11     certificate and any successor to the party requesting a
     certificate, that this Lease is in full force and effect and
12     has not been modified, except as may be represented by the party requesting the certificate.
13
               18.3 Quiet Enjoyment. Landlord represents and
14     warrants that within 120 days of this date, they will be the owner in fee simple of the Premises, that they alone have the
15     full right to lease the Premises, and that Tenant, on paying the rent and performing the obligations hereunder, shall
16     peaceably and quietly hold and enjoy the Premises during the term without any hindrance, molestation or ejection by
17     Landlord. During the term, Landlord shall not grant, create or suffer to exist any claim, lien, encumbrance, easement,
18     restriction or other charge or exception to the title to the
     Premises     without the prior written consent of Tenant.
19     Further, Landlord warrants that the Premises does not violate any applicable building code, zoning ordinance or other
20     applicable law at the time this Lease is executed. If it is determined that this warranty has been violated, then
21     Landlord promptly shall rectify such violation at its sole cost and expense.
22
          19.     Notice.
23
          Any notice, demand, request, consent, approval or
24     communication that either party desires or is required to
     give the other party or any other person in connection
25     herewith shall be in writing and either served personally or sent by certified mail, with return receipt requested. Any
26     notice, demand, request, consent, approval or communication that either party desires or is required to give to the other
27     party shall be addressed to the other party at the address set forth herein in Paragraph 30. Either party may change
28     its address by notifying the other party of the change of
     address. Notice shall be deemed communicated upon the first
29     to occur of (i) actual receipt of the notice, or (ii) 48
     hours after the time of mailing, if mailed as provided in
30     this paragraph.
31
32
                    20-

20.     Waiver.
        -------

2     No delay or omission in the exercise of any right
     or remedy by either party hereto on any default by the other

3     party hereto shall impair such a right or remedy or be construed as a waiver. The receipt and acceptance by

4     Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of

5     timely payment for the particular rent payment involved. Landlord's consent to or approval of any act by Tenant

6     requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's con-sent to or

7     approval of any subsequent act by Tenant. Any waiver by Landlord or Tenant of any default must be in writing and

8     shall not be a waiver of any other default concerning the

9     same or any other provision of this Lease.

10     21. Quitclaim Deed.

Tenant shall execute and deliver to Landlord on the

11     expiration or termination of this Lease, immediately on Landlord's request, a quitclaim deed to the Premises, in

12     recordable form, designating Landlord as transferee.

13          22.     Sale or Transfer of Premises.     If Landlord
     sells or     transfers all or any portion of the Premises, on the

14     consummation of the sale or transfer, Landlord shall be released from any liability with respect to the sold or

15     transferred property thereafter (but not previously) accruing under this
Lease. Any such sale or transfer of the Premises

16     by Landlord, except to Tenant, shall be conditioned upon and subject to
Landlord's successor assuming this Lease in its

17     entirety, In the event of any such sale, Tenant and Landlord's successor shall execute in recordable form a

18     declaration and amendment to this Lease, whereby Landlord's successor will assume all of Landlord's position, benefits,

19     rights, obligations, and duties under this Lease and whereby Landlord's successor and Tenant shall be in privity of

20     contract under this Lease.

21     23. Attorneys' Fees.

22          If either party becomes a party to any litigation
     concerning this Lease or the Premises by reason of any act or

23     omission of the other party or its authorized representatives, and not by any act or omission of the party

24     that becomes a party to that litigation or any act or omission of its authorized representatives, the party that

25     causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees

26     and court costs incurred by it in the litigation. if either party commences an action against the other party out of or

27     in connection with this Lease, the prevailing party shall be

28     entitled to have and recover from the losing party reasonable attorneys'
fees and costs of suit.

29     24. waiver of Landlord's Lien - Tenant's Property.

30
     Within ten days after receipt of a written demand

31     from Tenant, Landlord shall execute and deliver any document required by any supplier, lessor or lender in connection with

32     the installation on the Premises of Tenant's Trade Fixtures and by which
Landlord waives any rights it may have or
          acquire with respect to that property, provided the supplier, lessor or lender agrees, in writing, that, upon expiration or
     2     termination of this Lease, it will remove that property from the Premises within 10 days of the expiration of the term or
     3     within 30 days after termination of the term, but, if it does not so remove the property, it shall have waived any rights
     4     it may have to the property.
     5     25.-. Surrender of Premises; Holding over.
     6     25.1 Surrender of Premises.
     7     25.1.1 On expiration or termination of
          the term, Tenant shall surrender to Landlord the Premises and
     8     all of Tenant's improvements and alterations in good
          condition (except for ordinary wear and tear occurring after
     9     the last necessary maintenance made by Tenant and destruction to the Premises. as discussed herein), and, except for
     10     alterations or improvements that Tenant has the right to
          remove under any provisions of this Lease. Tenant may remove
     11     all its Trade Fixtures within the above-stated time. Tenant shall perform all restorations made necessary by the removal
     12     of any alterations, improvements, or Trade Fixtures within the time periods stated in this paragraph.
     13
          25.1.2 Landlord can elect to retain or
     14     dispose of, in any manner, any alteration, improvement or
          Trade Fixtures that Tenant does not remove from the Premises
     15     on expiration or termination of the term as allowed or
          required by this Lease by giving at least 10 days' notice to
     16     Tenant. Title to any such alterations, improvements or
          Tenant's Trade Fixtures that Landlord elects to retain or
     17     dispose of on expiration of the ten-day period shall vest in
          Landlord. Tenant waives all claims against Landlord for any
     18     damage to Tenant resulting from Landlord's retention or
          disposition of any such alterations, improvements or Trade
     19     Fixtures.
     20     25.2 Holding Over. If Tenant remains in
          possession of the Premises after expiration or termination of
     21     the term, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on 30 days' notice given at
     22     any time by either party. During any such month-to-month
          tenancy, Tenant shall pay all rent required by this Lease,
     23     and, if percentage rent is required by this Lease, it shall be paid monthly on or before the 15th day of each month for
     24     Gross Sales during the preceding month. All provisions of
          this Lease, except those pertaining to term and options to
     25     extend, if any, shall apply to the month-to-month tenancy.
     26     26. 'Common Area.
     27     26.1 Commercial Complex. The Premises is
          located within and is to be a part of the Commercial Complex
     28     as described in Recital A. The Commercial Complex shall
          include the Premises, the Parking Area, additional parking,
     29     an office building, driveways, lanes, sidewalks and other
          common areas substantially as shown on Exhibit "A". Tenant
     30     shall have a right of use and easement in the Parking Area, additional parking, driveways, lanes, sidewalks and other
     31     common areas (collectively the "Common Area") jointly with the other tenants -of the Commercial Complex at all times
     32     during the lease term without any additional charge or fee of
               -22-

1     any kind to be paid by Tenant. In addition, as provided in
     Paragraphs 1 and 2.1, the area depicted in green on Exhibit

2     "All shall contain not less than 75 parking spaces for the exclusive use of Tenant, its employees, agents, customers and

3     guests, and the area depicted in blue on Exhibit "All shall contain not less than 135 parking spaces for use by Tenant,

4     its employees, agents, customers and guests, in common with the other tenants of the Commercial Complex. Landlord shall

5     bear the cost of the construction of the Common Area and Tenant shall have no obligation to contribute thereto.

6

26.2 Maintenance. Except as provided in

7     Paragraph 8.4, and except for repairs resulting from the negligence of
Tenant, its employees or customers, Tenant

8     shall have no responsibility to maintain or repair the Common Area.
Landlord shall maintain the common Area in a neat,

9     clean and orderly condition, properly surfaced, striped, lighted and landscaped with adequate security and sufficient

10     casualty and liability insurance naming Tenant as an additional insured.
Landlord shall repair any damage to the

11     Common Area promptly, such that at all times the Common Area shall be in good, first-class working order, condition and

12     repair and available for use by Tenant. Landlord shall not alter or modify the Common Area so as to impair Tenant's

13     access to the Premises or the Parking Area and, without Tenant's prior written consent, Landlord shall not

14     substantially modify the Commercial Complex from that depicted in Exhibit
"A".

15

27.     Memorandum of Lease.
        --------------------

16

A Memorandum of Lease shall, upon the request of

17     either Landlord or Tenant, be executed by the parties and recorded in the
Office of the appropriate County Recorder.

18     The Memorandum of Lease shall expressly state that it is executed pursuant to the provisions contained in this Lease

19     and is not intended to vary the terms and conditions of this Lease. in the event that Landlord or Tenant shall terminate

20     this Lease pursuant to the provisions contained herein for any cause other than Landlord's breach thereof, Tenant shall

21     forthwith prepare, execute, acknowledge and deliver to

22     Landlord a Release and Cancellation of this Lease.

23     28.     Miscellaneous Provisions.

28.1 Time of Essence.Time is of the essence
          -----------

24     of each provision of this Lease.

25 28.2 Consent of Parties. Whenever consent or approval of either party is required, other than as specifi-

26     cally set forth to the contrary herein, that party shall not

27     unreasonably withhold such consent or approval.

28     28.3 Corporate Authority. If either party or
     a guarantor is a corporation, that party  or guarantor shall

29     deliver to the other party on the execution of this Lease, a certified copy of a resolution of its board of directors authorizing the execution of this Lease and naming the

30     officers that are authorized to execute this Lease on behalf

31     of the corporation.

28.4 Successors. This Lease shall be binding

32 on and inure to the benefit of the parties and their successors, except as provided otherwise in this Lease. -23

28.5 Rent Payable inUnited States Currency.
          ----------       ----------------

Rent and all other sums payable under this Lease must be paid

2     in lawful currency of the United States of America.

3     28.6 Status of Parties on Termination of Lease
     Except as provided otherwise in this Lease, if a party elects

4     to terminate this Lease as allowed in this Lease, on the date this Lease is terminated, the parties shall be released from

5     further liabilities and obligations and Landlord shall return to Tenant any unearned rent, as long as Tenant is not in

6     default an the date the Lease terminates.

7     28.7 Exhibits. All exhibits referred to

     herein, whether or not attached to this Lease, are

8     incorporated herein by reference.

9          28.8 Negation of Partnership. Nothing in this
     Lease shall be construed to render the Landlord in any way,

10     or for any purpose, a partner, joint venturer, or associate with Tenant, nor shall this Lease be construed to authorize

11     either Landlord or Tenant to act for the other, except as expressly stated herein. The only relationship between the

12     parties hereto is that of Landlord and Tenant.

13          28.9 Brokerage. Tenant has not employed a
     finder or broker in connection with this Lease and agrees to

14     indemnify and hold Landlord harmless from any brokerage commission or finder's fee arising as a result of the

15     employment of any finder or broker by Tenant. Similarly,

Landlord shall pay and be responsible for any finder's fee or

16     brokerage commission arising as a result of the employment of such finder or broker by Landlord and agrees to indemnify and

17     hold Tenant harmless with respect thereto.

18     29.     Interpretation of Lease.

19          29.1 State Law. This Lease shall be construed
     and interpreted in accordance with the laws of the state of

20     California.

21          29.2 Integrated Agreement; Modification. This
     Lease contains all the agreements of the parties concerning

22     the Premises and cannot be amended or modified, except by a

23     written agreement.

     29.3 Provisions are Covenantsand Conditions.
          ------------------------    -----------

24     All provisions, whether covenants or conditions, on the part of Landlord and Tenant shall be deemed to be both covenants

25     and conditions.

26          29.4 Definitions. As used in this Lease, the
     following words and phrases shall have the following

27     meanings:

28          a.     Authorized Representative.     Any
     officer, agent, employee or independent contract- retained.

29     or employed by either party, acting within authority given him by that party.

30

b.     CommencementDate. The date the
       ------------

31     lease term commences as described in Paragraph 3.3.

1     C. Damage.     Any material     injury,

     deterioration or loss to a person or property caused by

2     another's acts or omissions. Damage includes death.

3     d. Destruction. Any material damage to

4     or disfigurement of the premises.

e.     Encumbrance.Any deed of trust,
       ------------

5     mortgage or other written security device or agreement affecting the
Premises, and the note or ather obligation

6     secured by it, that constitutes security for the payment of a

7     debt or performance of an obligation.

f.     Hold Harmless.To defend and indem-
       --------------

8     nify from all liability,- losses, penalties, damages as defined herein, costs, expenses (including, without

9     limitation, attorneys' fees), causes of action, claims or
     judgments arising out of or related to any damage to any

10     person or property.

11          9-     Lease Year. Except for the first
     Lease Year, a period of twelve consecutive calendar months as

12     described in Paragraph 3.2.

13          h.     Person. One or more human beings,
     legal entities, or other artificial persons, including,

14     without limitation, partnerships, corporations, trusts, estates, associations and any combination of human beings,

15     legal entities, or other artificial persons.

16     i.     Restoration. The reconstruction,

     rebuilding, rehabilitation and repairs that are necessary to

17     return destroyed portions of the Premises and other property to a complete architectural unit in substantially equal or

18     better physical condition than as immediately before the destruction.

19

j.     Successor.Assignee, transferee,
       ----------

20     personal representative, heir, or other person or entity

 .succeeding lawfully and pursuant to the provisions of this

21     Lease to the rights or obligations of either party.

22          k.     Tenant's Trade Fixtures. Tenant's
     equipment,     furniture, merchandise and all other property.-

23     placed in the Premises by Tenant, including without limitation, any property installed in or on the Premises by

24     Tenant for purposes of trade, merchandise or related use.

25     29.5 Captions. The captions in this Lease
     shall have no effect on its interpretation.

26

29.6 Singular and Plural.When required by
     --------------------

27     the context of this Lease, the singular shall include the

28     plural and the plural shall include the singular.

29.7 Joint and Several obligations. "Party"
     ------------------------------

29     shall mean Landlord or Tenant; and, if more than one person or entity is
Landlord or Tenant, the obligations imposed on

30     that party shall be joint and several.

31     29.8 Severability.     The     unenforceability,

32     invalidity or illegality of any provision hereof shall not render the other provisions unenforceable, invalid or illegal.

2

30.     Addresses of Landlord andTenant:
        -------------------------

3
     Landlord     Tenant
4
     1723 West Magnolia Boulevard          Suite 500
5     Burbank, California 91506     2701 East Camelback
          Phoenix,,-Arizona 85016
6

Executed by the parties hereto effective on the

7     date first above written.

8 LANDLORD:                   TENANT:
  ---------                   -------
9                             BOBBY McGEE'S CONGLOMERATION
                              OF LONG BEACH, INC.
10 CHARLES P. CUSUMANO
11
                              By
12 DIANNA J. CUSUMANO

13                            It's President

                              GUARANTOR:
                              ----------
14
                              BOBBY McGEE'S, U.S.A., INC.
15

16                            By
                              Robert F. Sikora
17                            President

18

19

20

21

22
23
24
25
26
27
28
29
30
31
32

EXHIBIT B








LEGAL DESCRIPTION


Beginning at the most northerly corner of Lot 2 6f Block 68 of the Town of Burbank Tract in the City of Burbank, County-of Los Angeles, State of California, as per map recorded in Book 17f Pages 19 to 22, et seq. of Miscellaneous Records in the office of the County Recorder of said county, said corner being the southerly corner of the intersection of Olive Avenue, 100 feet wide, and First Street, 80 feet wide, as said intersection is shown on said map; thence South 410 16' 02' West along the southeasterly line of said Olive Avenue a distance of 6 feet to the TRUE POINT OF BEGINNING, thence North 480 41' 53" West a distance of 28.00 feet7,to a, point on a line 28.00 feet northwesterly of and parallel with the southeasterly line of said Olive Avenue; thence South 410 16' 02" West along said parallel line

- distance of 262.97 feet to a point; thence South 520 261 53" East

- distance of 335.23 feet to a point of tangency of a curve concave northerly having a radius of 40 feet; thence southeasterly, easterly and northeasterly along said curve a distance of 60.23 feet to a point of tangency on a line that is 19 feet southeasterly of and parallel with the north , westerly line of Angeleno Avenue, 80.00 feet wide, as shown on said map; thence North 410 16' 48" East along said parallel line a distance of 171.12 feet to a point of tangency of a curve concave westerly having a radius of 30 feet; thence northeasterly, northerly and.northwesterly along said curve a distance of 47.11 feet to a point of tangency on a line 6.00 feet southwesterly of and parallel with the southwesterly line of said First Street; thence North 480 411 53" West along said parallel line a distance of 313.99 feet to the True Point of Beginning.



Checked by
Approved by
-----------

------
FIRST ADDENDUM TO LEASE AGREEMENT
--------------



DATE:     September 16. , 1983.
PARTIES:     (1)     CHARLES p. CUSUMANO and DIANNA J. CUSUMANO,
          husband and wife (collectively the "Landlord").
     (2) BOBBY MCGEE'S CONGLOMERATION OF LONG BEACH, INC., a California corporation (the "Tenant").

RECITALS:                    Landlord and Tenant are parties to that certain
          A.
               Lease Agreement, dated September 16, 1983,
               concerning the premises therein described situate
               in Burbank, California.
     -     B.     Landlord and Tenant wish to amend the Lease
               Agreement so as to confirm certain assurances that were provided by Landlord as an inducement for Tenant to enter into the Lease Agreement.

AGREEMENTS:     Landlord and Tenant agree as follows:

1.     The following new Paragraph 3.5 is added to the Lease Agreement:

     "3.5     Termination for Insufficient Sales.
              ---------------------------- ------
If at the end of the 84th month of the lease term, Tenant's annual Gross Sales from the Premises (as defined in Paragraph 7.2.2) for the immediately preceding 12 months are less than $4.5 million, then upon written notice issued by Tenant to Landlord on or before the last day of the 85th month of the lease term, this Lease shall terminate on the last day of the 90th month of the lease term, at which time, in addition to removing its Trade Fixtures and exercising such other rights as are provided to Tenant by the terms of this Lease, Landlord shall pay to Tenant a cash termination payment of $200,000.00.
In order to assure Tenant's receipt of the termination payment, within 15 days after Landlord receives Tenant's notice of the termination of this Lease as herein provided, Landlord shall deliver to Tenant a $200,000.00 unconditional, irrevocable letter of credit issued to Tenant by a state or national bank acceptable to Tenant. If Landlord fails to provide the letter of credit within the time required, Tenant's obligation to pay minimum annual rent, percentage rent, taxes and any other sums (collectively "Rent required by this Lease shall cease and abate, and Tenant shall not be required to pay any such Rent for the remainder of the lease term.

SECOND AMENDMENT OF LEASE

This SECOND AMENDMENT TO LEASE, dated September 20, 1995 and herewith made a part of that certain LEASE and FIRST ADDENDUM TO LEASE AGREEMENT dated September 16,1983, the SECOND ADDENDUM TO LEASE AGREEMENT dated February 20, 1984 the AMENDMENT TO LEASE dated July 16, 1992, the EXHIBIT A, PROMISSORY NOTE dated July 16, 1992, for the Premises located at 107 South First Street, Burbank, California, by and between Charles P. Cusumano (Landlord") and Performance Restaurant Group, Inc. ("Tenant") which has been assigned the above referenced Lease, Addendums, Amendments and Promissory Note from BOBBY MCGEE'S CONGLOMERATION OF LONG BEACH, INC., a California corporation by order of the U.S. Bankruptcy Court for the District of Arizona in Case #9303092PHXGBN.

It is agreed that should there be any conflict between the provisions of this SECOND AMENDMENT TO LEASE, and the provisions of this Lease, FIRST or SECOND ADDENDUMS TO LEASE, the AMENDMENT TO LEASE or the EXHIBIT A, PROMISSORY NOTE, the provisions of this SECOND AMENDMENT TO LEASE shall prevail.

Whereas a dispute had arisen between the parties to the lease concerning the effectiveness of the provisions of the FIRST ADDENDUM to LEASE AGREEMENT dated September 16, 1983; and whereas in consideration of this Amendment all claims and disputes have been resolved including any claim for back rent except as set forth in paragraph 2 hereof.

IT IS FURTHER AGREED:

1. Minimum Annual Rent:The Minimum Annual Rent for the Premises required under
   --------------------
Paragraph 7.1 of the Lease shall be $210,000.00 per year, payable at $17,500.00 per month commencing January 1, 1995.

2. Additional Rent: Tenant shall pay to Landlord on or before October 1, 1995, $25,534.97 as additional rent for the months of January through September of 1995 giving full credit for base and percentage rent paid by Tenant in 1995.

3. Assumption and Consent:Tenant hereby agrees to the assumption of all
   -----------------------
obligations under the Lease as modified by this Second Amendment to Lease, as of
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December 15, 1993 (the date of the United States Bankruptcy Court Order approving assignment of the Lease to Tenant); and Landlord hereby consents to the assignment of the Lease to Tenant on said terms and conditions.

LANDLORD               TENANT
                       Performance Restaurant Group, Inc.


Charles P. Cusumano     John R. Radonovich
                        Chief Financial Officer
Dated: 10-3-95          Dated: 10-2-95
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